Registration No. 2-
                            FORM S-8

                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                       Modine Manufacturing Company
       ---------------------------------------------------------
       (Exact Name of Issuer as specified in its charter)

           Wisconsin                                 39-0482000
-------------------------------                 -------------------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

     1500 DeKoven Avenue, Racine, Wisconsin             53403
----------------------------------------------    -----------------
     (Address of Principal Executive Offices)         (Zip Code)

      Modine 401(k) Retirement Plan for Salaried Employees
      ----------------------------------------------------
                    (Full title of the plan)

W. E. Pavlick, Secretary, 1500 DeKoven Avenue, Racine, WI 53403
---------------------------------------------------------------------
             (Name and address of agent for service)

                         (414) 636-1200
---------------------------------------------------------------------
    (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------

                                Proposed      Proposed
 Title of                       Maximum        Maximum
Securities         Amount       Offering      Aggregate       Amount of
  to be            to be         Price        Offering      Registration
Registered       Registered     Per Unit       Price             Fee
-----------      ----------     ---------    ------------   -------------

Common Stock
($0.625 Par        250,000
Value)             shares       $26.875(3)   $6,718,750(3)     $1,982.03
-------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.
(2) Pursuant to Rule 457(h)(2), no filing fee is required with respect to the participation in the Plan registered hereunder.
(3) The "Proposed Maximum Offering Price Per Share" and "Proposed Maximum Aggregate Offering Price" are based upon $26.875 per share, the closing price at which such stock was sold on October 16, 1998.

       An Exhibit Index appears on Pages 11 to 13 herein.

                         Page 1 of _____

                             PART I

                           THE COMPANY

     Modine Manufacturing Company, a Wisconsin corporation, maintains its principal offices at 1500 DeKoven Avenue, Racine, Wisconsin 53403, telephone no. (414) 636-1200.

                  MODINE 401(k) RETIREMENT PLAN
                     FOR SALARIED EMPLOYEES

     This registration statement pertains to 250,000 shares of the Common stock, $.625 par value, of Modine Manufacturing
Company pursuant to the Modine 401(k) Retirement Plan for
Salaried Employees (the "Plan").

     The Plan provides salaried employees (hereinafter "employees") of Modine Manufacturing Company (hereinafter "Modine" or the "Company"), plus salaried employees of the Strongsville, Ohio division of Modine Aftermarket Holdings, Inc., with a simple and convenient method of investing in various investments selected by the employees, and in Common Stock of the Company, without any brokerage commission or service charge. All employees, whether part-time or full-time, but not leased employees, are eligible to join the Plan.

     This Registration Statement applies to newly issued shares and treasury Common Shares of the Company registered for purchase under the Plan. Purchases by the Plan of Common Stock may be from the Company or from the open market.

     Documents containing the information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Plan by the Company as specified by Rule
428(b)(1), 17 C.F.R.  230.428(b)(1).

                             PART II

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated by reference from the date of filing of such documents:

     1.   The Company's 1997-98 Annual Report on Form 10-K.

     2.   The Company's Definitive Proxy Statement for the
          1998 Annual Meeting of Stockholders.

     3. The Auditor's Consent to incorporate the Company's financial reports contained in the Annual Report on Form 10-K; and

     4. The Company's first Quarter Report on Form 10-Q for the quarter ended June 26, 1998.


Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Certain provisions of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes ("WBCL"), provide that the Company will indemnify the directors and officers of the Company and of each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the WBCL. The Company's By-Laws also provide that the Company will indemnify its directors and officers, and they indemnify any person serving as a director or officer of another business entity at the Company's request, to the extent permitted by the WBCL.

     It is the public policy of the State of Wisconsin, expressed in Section 180.0859 of the WBCL, to require or permit indemnification and allowance of expenses for any liability incurred in connection with a proceeding involving federal or state statutory or administrative regulation of the offer, sale of purchase of securities, provided the applicable requirements for indemnification and allowance of expenses are satisfied.

     The Company has purchased liability insurance policies which indemnify the Company's directors and officers against loss arising from claims by reason of their legal liability for acts of such directors or officers, subject to limitations and conditions as set forth in the policies.

Item 8.   Exhibits.
          --------

   4(a)        Rights Agreement dated as of October 16,
               1986 between the Registrant and First
               Chicago Trust Company of New York (Rights
               Agent) (filed by reference to the
               Registrant's Annual Report on Form 10-K
               for the fiscal year ended March 31, 1997).

   4(b)(i) Rights Agreement Amendment No. 1 dated as of January 18, 1995 between the Registrant and First Chicago Trust Company of New York
               (Rights Agent) (filed by reference to the exhibit contained within the Registrant's
               Current Report on Form 8-K dated January 13,
               1995).

   4(b)(ii) Rights Agreement Amendment No. 2 dated as of January 18, 1995 between the Registrant and First Chicago Trust Company of New York (Rights Agent) (filed by reference to the exhibit contained within the Registrant's Current Report on Form 8-K dated January 13, 1995).

   4(b)(iii)   Rights Agreement Amendment No. 3 dated as of
               October 15, 1996 between the Registrant and First
               Chicago Trust Company of New York (Rights Agent)
               (filed by reference to the exhibit contained within the Registrant's Quarterly Report on Form 10-Q dated December 26, 1996).

   4(b)(iv)    Rights Agreement Amendment No. 4 dated as of
               November 10, 1997 between the Registrant and
               Norwest Bank Minnesota, N.A., (Rights Agent)
               (filed by reference to the exhibit contained within the Registrant's Quarterly Report on Form 10-Q dated December 26, 1997).

               Note:  The amount of long-term debt
               authorized under any instrument defining the rights of holders of long-term debt of the Registrant, other than as noted above, does not exceed ten percent of the total assets of the Registrant and its subsidiaries on a consolidated basis.
               Therefore, no such instruments are
               required to be filed as exhibits to this Form. The Registrant agrees to furnish copies of such instruments to the Commission upon request.

  *5(a)        Opinion regarding legality of original
               issuance securities provided by von
               Briesen, Purtell & Roper, S.C.

   5(b)        In lieu of an opinion of counsel
               concerning compliance with the
               requirements of ERISA or an Internal
               Revenue Service (IRS) determination
               letter that the Plan is qualified
               under section 401 of the Internal
               Revenue Code, the Registrant hereby
               undertakes that it has submitted or
               will submit the Plan and any
               amendments thereto to the IRS in a
               timely manner and has made or will
               make all changes required by the IRS
               in order to qualify the plan.

  15           Not Applicable.

 *23(a) Consent of Independent Auditors, provided by PricewaterhouseCoopers, LLC.

 *23(b)        Consent of Counsel (included
               in Exhibit 5(a)).

  24           Not Applicable.

  27           Not Applicable.

 *99(a)        Defined Contribution Master Plan and
               Trust Agreement.

 *99(b)        Adoption Agreement #005
               Nonstandarized Code 401(k)
               Profit Sharing Plan.

 *99(c)        Important Factors and Assumptions
               Regarding Forwarding-Looking
               Statements.

* Filed herewith


Item 9.   Undertakings.
          ------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

          (i)   to include any prospectus required by
                Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on the 21st day of October, 1998.

                              MODINE MANUFACTURING COMPANY

                              By: D. R. JOHNSON
                                 ----------------------------
                                 D. R. Johnson, President and
                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


D. R. JOHNSON                                October 21, 1998
--------------------------------           ----------------------
D. R. Johnson, President and                      Date
Chief Executive Officer and
Director

R. T. SAVAGE                                 October 21, 1998
--------------------------------           ----------------------
R. T. Savage, Chairman of the                     Date
Board and Director

A. D. REID                                   October 21, 1998
--------------------------------           ----------------------
A. D. Reid, Vice President and                    Date
Chief Financial Officer

W. E. PAVLICK                                October 21, 1998
--------------------------------           ----------------------
W. E. Pavlick, Senior Vice                        Date
President, General Counsel
& Secretary

R. J. DOYLE                                  October 21, 1998
--------------------------------           ----------------------
R. J. Doyle, Director                             Date

F. W. JONES                                  October 21, 1998
--------------------------------           ----------------------
F. W. Jones, Director                             Date

D. J. KUESTER                                October 21, 1998
--------------------------------           ----------------------
D. J. Kuester, Director                           Date

V. L. MARTIN                                 October 21, 1998
--------------------------------           ----------------------
V. L. Martin, Director                            Date

G. L. NEALE                                  October 21, 1998
--------------------------------           ----------------------
G. L. Neale, Director                             Date

S. W. TISDALE                                October 21, 1998
--------------------------------           ----------------------
S. W. Tisdale, Director                           Date

M. T. YONKER                                 October 21, 1998
--------------------------------           ----------------------
M. T. Yonker, Director                            Date


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 21st day of October, 1998

                              MODINE 401(k) RETIREMENT PLAN FOR
                                   SALARIED EMPLOYEES

                              BY: MICHAEL J. SHLENSKY
                                  ---------------------------
                                  Michael J. Shlensky, Vice
                                   President of Marshall & Ilsley
                                   Trust Company, Trustee

                              BY: FORREST DUPRE
                                  ----------------------------
                                  Forrest Dupre, Vice
                                   President of Marshall & Ilsley
                                   Trust Company, Trustee

                          EXHIBIT INDEX

                                                          Sequential
Description                                                Page No.
-----------                                               ----------

   4(a)          Rights Agreement dated as of
                 October 16, 1986 between the
                 Registrant and First Chicago Trust
                 Company of New York (Rights Agent)
                 (filed by reference to the
                 Registrant's Annual Report on Form
                 10-K for the fiscal year ended
                 March 31, 1997).

   4(b)(i)       Rights Agreement Amendment No. 1
                 dated as of January 18, 1995
                 between the Registrant and First
                 Chicago Trust Company of New York
                 (Rights Agent) (filed by reference
                 to the exhibit contained within the
                 Registrant's Current Report on Form
                 8-K dated January 13, 1995).

   4(b)(ii)      Rights Agreement Amendment No. 2
                 dated as of January 18, 1995 between
                 the Registrant and First Chicago
                 Trust Company of New York (Rights
                 Agent) (filed by reference to the
                 exhibit contained within the
                 Registrant's Current Report on
                 Form 8-K dated January 13, 1995).

   4(b)(iii)     Rights Agreement Amendment No. 3
                 dated as of October 15, 1996
                 between the Registrant and First
                 Chicago Trust Company of New York
                 (Rights Agent) (filed by reference to
                 the exhibit contained within the
                 Registrant's Quarterly Report on
                 Form 10-Q dated December 26, 1996).

   4(b)(iv)      Rights Agreement Amendment No. 4
                 dated as of November 10, 1997
                 between the Registrant and Norwest
                 Bank Minnesota, N.A., (Rights Agent)
                 (filed by reference to the exhibit
                 contained within the Registrant's
                 Quarterly Report on Form 10-Q dated
                 December 26, 1997).

                 Note:  The amount of long-term debt
                 authorized under any instrument
                 defining the rights of holders of
                 long-term debt of the Registrant,
                 other than as noted above, does not
                 exceed ten percent of the total
                 assets of the Registrant and its
                 subsidiaries on a consolidated basis.

                                                          Sequential
Description                                                Page No.
-----------                                               ----------

                 Therefore, no such instruments are
                 required to be filed as exhibits to
                 this Form.  The Registrant agrees
                 to furnish copies of such instruments
                 to the Commission upon request.

  *5(a)          Opinion regarding legality of                 14
                 original issuance securities provided
                 by von Briesen, Purtell & Roper, S.C.

   5(b)          In lieu of an opinion of counsel
                 concerning compliance with the
                 requirements of ERISA or an Internal
                 Revenue Service (IRS) determination
                 letter that the Plan is qualified
                 under section 401 of the Internal
                 Revenue Code, the Registrant hereby
                 undertakes that it has submitted or
                 will submit the Plan and any
                 amendments thereto to the IRS in a
                 timely manner and has made or will
                 make all changes required by the IRS
                 in order to qualify the plan.

  15             Not Applicable.

 *23(a)          Consent of Independent Auditors,              15
                 provided by PricewaterhouseCoopers, LLC.

 *23(b)          Consent of Counsel, incorporated by           14
                 reference to Exhibit 5(a).

  24             Not Applicable.

  27             Not Applicable.

 *99(a)          Defined Contribution Master Plan and          16-107
                 Trust Agreement.

 *99(b)          Adoption Agreement #005                      108-140
                 Nonstandarized Code 401(k)
                 Profit Sharing Plan.

 *99(c)          Important Factors and Assumptions            141
                 Regarding Forwarding-Looking
                 Statements.


* Filed herewith